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                                                                    Exhibit 14.3

                             AUDIT COMMITTEE CHARTER

1.   Organization.

     (a) There shall be a committee of the Board of Directors (the "Board") to be known as the audit committee. The audit committee shall be composed of three or more Directors appointed by the Board who are independent of the management of Riviera Tool Company (the "Company") and are free of any relationships that, in accordance with the applicable laws and regulations, would interfere with their exercise of independent judgment as committee members. A non-independent director may serve on the audit committee pursuant to certain exceptional and limited circumstances for a maximum period of two years. Such a non-independent director cannot serve as chairman of the committee. Any directors not meeting other SEC or applicable exchange requirements, such as financial expertise, shall not be eligible.

     (b) All members of the audit committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements including the Company's balance sheet, income statement and cash flow statement at the time of appointment. It is the desire of the Board that at least one member of the audit committee shall be considered an "audit committee financial expert" with accounting or financial management experience, a professional certification in accounting, or other comparable experience or background which may consist of a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     (c) The members of the audit committee shall be recommended to the Board by the nominating committee and shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their respective successors are duly elected and qualified. Unless a chair of the audit committee is elected by the Board, the members of the audit committee may designate a chair by majority vote of the audit committee membership.

2.   Purpose.

     (a) The primary function of the audit committee is to provide assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company and monitoring the quality and integrity of the financial reports of the Company. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.

     (b) In discharging its purposes, the audit committee will maintain free and open communications between the Directors, the independent auditors, the Company's controller, and the financial management of the Company.

     (c) The audit committee is directly responsible for the appointment, compensation, and oversight of the independent auditors and the Company's internal auditor, if any. engaged to prepare or issue an audit report on the financial statements of the Company. The independent auditors shall report directly to the audit committee.

3.   Meetings.

     The audit committee shall meet at least four times annually, or more frequently as circumstances may dictate. As part of its responsibility to foster open communication, the audit committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the audit committee or each of these groups believe should be discussed privately. In addition, the audit committee or its chair should meet with the independent auditors and management quarterly to review the Company's financials in discharge of the responsibility set forth in Paragraph 4(c).

4.   Responsibilities and Duties.


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     The audit committee relies on management and the independent auditors in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing the Company's financial statements. It is not the duty of the audit committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls.

     The audit committee's specific responsibilities and duties in carrying out its oversight role are listed in the checklist below. In preparing the agenda for each meeting of the audit committee, management will include all of the required topics as forth in this matrix. The chairman of the audit committee will review the agendas before the meetings to ensure that all required topics are included.

     The audit committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the audit committee prior to the completion of the audit. Pre-approval of all auditing services and permitted non-audit services shall be in accordance with the policy of the audit committee appended to this Charter as Attachment A, as may be amended or modified by the audit committee.

                                                     Audit Committee Meeting
                                                when responsibility is performed
                                                --------------------------------
                                                 1ST   2ND   3RD   4TH     AS
       AUDIT COMMITTEE RESPONSIBILITY            QTR   QTR   QTR   QTR   NEEDED
---------------------------------------------    ---   ---   ---   ---   ------
1.   Review this audit committee charter and                        X
     checklist at least annually, and make
     recommendations to the Board for any
     appropriate updates or changes.

2.   Perform all functions assigned by the                                  X
     law, the Company's charter or bylaws or
     the Board of Directors.

3.   Meet four times per year or more             X     X     X     X       X
     frequently as circumstances require. The
     Committee may ask members of management
     or others to attend the meeting and
     provide pertinent information as needed.

4.   Investigate any matter brought to its                                  X
     attention, with full power to engage
     independent counsel and other advisors
     as deemed necessary.

5.   Appoint, approve the compensation of,        X     X     X     X
     and provide oversight of the independent
     auditors.

6.   Pre-approve all auditing and                 X     X     X     X       X
     non-auditing services provided by the
     accountants, in order to determine the
     independence of the independent
     accountants. (a)

7.   Ensure that all non-audit services           X
     provided by the independent accountants
     are disclosed in the annual proxy
     statement.

8.   Provide an open avenue of communication                                X
     between the independent auditors,
     Finance management and the Board of
     Directors. Report Committee actions and
     recommendations to the Board of
     Directors.

9.   Provide a report in the annual proxy         X
     that includes the Committee's review and
     discussion of matters with management
     and the independent independent
     auditors.


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
                                                 1ST   2ND   3RD   4TH     AS
        AUDIT COMMITTEE RESPONSIBILITY           QTR   QTR   QTR   QTR   NEEDED
---------------------------------------------    ---   ---   ---   ---   ------
10.  Include a copy of the Committee charter      X
     as an appendix to the proxy statement at
     least once every three years.

11.  Verify the Committee consists of a           X     X     X     X       X
     minimum of three members who are
     financially literate, including at least
     one member who is a "financial expert."

12.  Review the independence of each              X     X     X     X       X
     Committee member based on applicable
     regulations.

13.  Review separately with Finance               X
     management and with the independent
     auditors at the completion of the annual
     audit:

     (a)  The Company's annual financial
          statements and related footnotes.

     (b)  The independent auditors' audit of
          the financial statements and its
          report thereon.

     (c)  Any significant findings and
          recommendations of the independent
          auditors together with management
          responses.

     (d)  Any significant changes required in
          the independent auditors' audit
          plan.

     (e)  Any serious difficulties or
          disputes with management
          encountered during the course of
          the audit.

     (f)  Other matters related to the
          conduct of the audit, which are to
          be communicated to the Committee
          under generally accepted auditing
          standards.

14.  Review and approve all related-party         X     X     X     X       X
     transactions. Ensure disclosure of
     related-party transactions are made
     within the applicable regulations
     dependent on the dollar amount. (b)

15.  Review with Finance management and the       X     X     X     X
     independent auditors the periodic
     reports filed with the Securities and
     Exchange Committee on Forms 10-Q prior
     to its filing and prior to the release
     of quarterly earnings.

16.  Inquire of Finance management and the                                  X
     independent auditors about significant
     risks or exposures that the Company may
     have, and assess the steps management
     has taken to minimize such risks or
     exposures or to protect against such
     risks or exposures with insurance
     coverages.

17.  Inquire of Finance management about                            X       X
     significant changes to internal controls
     or the Company's internal and external
     financial reporting processes.

18.  Periodically consult with independent        X                         X
     auditors, outside the presence of
     management, about internal controls, the
     financial reporting processes, both
     internal and external.


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
                                                1ST   2ND   3RD   4TH     AS
        AUDIT COMMITTEE RESPONSIBILITY          QTR   QTR   QTR   QTR   NEEDED
---------------------------------------------   ---   ---   ---   ---   ------
19.  Review with the independent accounting                        X
     firm and Finance management the audit
     scope and plan, and coordination of
     audit efforts to assure completeness of
     coverage, reduction of redundant
     efforts, and the effective use of audit
     resources.

20.  Review with Finance management any                            X       X
     significant changes to GAAP and/or the
     Company's policies or standards.

21.  Review any complaints of impropriety and                              X
     monitor the investigation of such
     complaints received in accordance with
     the Whistleblowing Policy Related to
     Financial Issues.

22.  In connection with each periodic report     X     X     X     X       X
     of the Company, review:

     (a)  Management's disclosure to the
          Committee under Section 302 of the
          Sarbanes-Oxley Act.

     (b)  The contents of the Chief Executive
          Officer and the Chief Financial
          Officer certificates to be filed
          under Sections 302 and 906 of the
          Act.

23.  Review filings (including interim                                     X
     reporting) with the SEC and other
     published documents including press
     releases containing the Company's
     financial statements and consider
     whether the information contained in
     these documents is consistent with the
     information contained in the financial
     statements before it is filed with the
     SEC or other regulators.

24.  Review and monitor the appropriate                            X       X
     standards adopted as a code of ethics.
     Discuss with Finance management and
     General Counsel the results of the
     review of the Company's monitoring
     compliance with such standards and it
     compliance policies.

25.  Meet separately with Finance management                               X
     and with the independent auditors to
     discuss any matters that the Committee,
     the independent auditors or Finance
     management believes should be discussed
     privately with the Committee.

(a) All services proposed by the independent auditors must be forwarded to the chairman of the audit committee. Based on the timing and urgency of the services to be performed, the chairman will present the proposed services and the related fees to the committee at the quarterly meetings or may call a special meeting in order to review and approve the proposed services and related fees. The audit committee chairman must communicate the approval of the fees to Finance management, and Finance may pay such approved fees upon receipt of an appropriate billing statement from the independent auditors that is consistent with what was approved; provided that, if any fees charged by the independent auditors exceed those approved by the committee or are otherwise inconsistent with the committee's approval, Finance management shall promptly advise the chairman of such inconsistency.

(b) All proposed related party transactions must be forwarded to the chairman of the audit committee in advance. Based on the timing and urgency of the related party transaction, the chairman will present


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     the transaction to the committee at the quarterly meetings or may call a special meeting in order to review and approve the transaction.

(c) The audit committee has the authority to engage and determine funding for independent counsel and other advisors, as set forth in Section 301 of the Sarbanes-Oxley Act.

(d) The audit committee must establish procedures for receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters. Additionally, the audit committee is required to ensure that such complaints are treated confidentially and anonymously, as set forth in Section 301 of the Sarbanes-Oxley Act.

            RIVIERA TOOL COMPANY AUDIT COMMITTEE PRE-APPROVAL POLICY

                             STATEMENT OF PRINCIPLES

     The audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval by resolution of the audit committee, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the audit committee.

     The term of any general pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the audit committee. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                                   DELEGATION

     The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting.

                                 AUDIT SERVICES

     The annual audit services engagement terms and fees will be subject to the specific pre-approval of the audit committee. The audit committee will approve, if necessary any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

                             AUDIT-RELATED SERVICES

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. The audit committee believes that the provision of audit-related services does not impair the independence of the auditor; however, all audit-related services shall be specifically pre-approved by the audit committee.

                                  TAX SERVICES

     The audit committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The audit committee has pre-approved all tax services.


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                               ALL OTHER SERVICES

     The audit committee may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

     A list of the Commission's prohibited non-audit services is incorporated by reference into this policy. The Commission's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

                             PRE-APPROVAL FEE LEVELS

     Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee.

                                   PROCEDURES

     Requests or applications to provide services that require specific approval by the audit committee will be submitted to the audit committee by both the independent auditor and the Chief Financial Officer and Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Commission's rules on auditor independence.


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